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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 25, 2007
MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Broadway, 42nd Floor
New York, New York 10005

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 25, 2007, at a regularly scheduled meeting, the Board of Directors of MarketAxess Holdings Inc. (the “Company”) elected Roger Burkhardt to serve on the Company’s Board of Directors, effective immediately.
     There are no arrangements or understandings between Mr. Burkhardt and any other persons pursuant to which Mr. Burkhardt was selected as a director of the Company. There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Burkhardt had, or will have, a direct or indirect material interest.
     On July 31, 2007 the Company issued a press release announcing Mr. Burkhardt’s appointment, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:

99.1	Press Release entitled “MarketAxess Names Ingres President Roger Burkhardt to its Board Of Directors” issued by MarketAxess Holdings Inc. on July 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: July 31, 2007	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “MarketAxess Names Ingres President Roger Burkhardt to its Board Of Directors” issued by MarketAxess Holdings Inc. on July 31, 2007.

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